Exhibit 99.1

Lifetime Brands, Inc. Reports Fourth Quarter 2014 Financial Results

Growth from Acquisitions and International Expansion Offsets Modest Weakness in North America

GARDEN CITY, NY, March 12, 2015 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global provider of branded kitchenware, tableware and other products used in the home, today reported its financial results for the fourth quarter and year ended December 31, 2014.

Fourth Quarter Financial Highlights:

•	Consolidated net sales were $190.0 million in the quarter ended December 31, 2014; an increase of $25.1 million, or 15.2%, as compared to consolidated net sales of $164.9 million for the corresponding period in 2013. Consolidated net sales in the quarter ended December 31, 2014 included $22.8 million of net sales from Kitchen Craft and other acquisitions that were completed in 2014.

•	Gross margin was $69.8 million, or 36.7%, in the quarter ended December 31, 2014 as compared to $63.3 million, or 38.4%, for the corresponding period in 2013.

•	Income from operations was $18.3 million (which included a $4.2 million credit to adjust certain contingent consideration), as compared to $16.6 million in the prior year’s quarter.

•	Net income was $9.3 million, or $0.66 per diluted share, in the quarter ended December 31, 2014, as compared to net income of $9.4 million, or $0.72 per diluted share, in the corresponding period in 2013.

•	Adjusted net income was $8.3 million, or $0.59 per diluted share, in the quarter ended December 31, 2014, as compared to adjusted net income of $10.0 million, or $0.76 per diluted share, in the corresponding period in 2013.

•	Consolidated EBITDA was $20.9 million, equal to 11.0% of consolidated net sales, in the quarter ended December 31, 2014, as compared to $21.0 million, or 12.7% of consolidated net sales, for the corresponding 2013 period.

•	Equity in losses, net of taxes, was $1.1 million for the three months ended December 31, 2014, as compared to equity in earnings of $332,000 for the three months ended December 31, 2013.

Full Year Financial Highlights:

•	Consolidated net sales were $586.0 million in the year ended December 31, 2014; an increase of $83.3 million, or 16.6%, as compared to consolidated net sales of $502.7 million for the corresponding period in 2013. Consolidated net sales in the year ended December 31, 2014 included $76.7 million of net sales from Kitchen Craft and other acquisitions that were completed in 2014.

•	Gross margin was $212.9 million, or 36.3%, in the year ended December 31, 2014 as compared to $187.3 million, or 37.2%, for the corresponding period in 2013.

•	Income from operations before Intangible asset impairment and Restructuring expenses was $24.9 million, as compared to $28.6 million in the 2013 period.

•	Income from operations was $21.4 million, as compared to $28.2 million in the prior year.

•	Net income was $1.5 million, or $0.11 per diluted share, in the year ended December 31, 2014, as compared to net income of $9.3 million, or $0.71 per diluted share, in the corresponding period in 2013.

•	Adjusted net income was $9.2 million, or $0.66 per diluted share, in the year ended December 31, 2014, as compared to adjusted net income of $14.5 million, or $1.11 per diluted share, in the corresponding period in 2013.

•	Consolidated EBITDA was $42.5 million in the year ended December 31, 2014, as compared to $43.5 million for the corresponding 2013 period.

•	Equity in losses, net of taxes, was $6.5 million, including a charge of $6.0 million, net of tax, for the reduction in the fair value of the Company’s investment in GS Internacional S/A, for the year ended December 31, 2014, as compared to equity in losses, net of taxes, of $4.8 million, including a charge of $5.0 million, net of tax, for the reduction in the fair value of the Company’s investment in Grupo Vasconia SAB, for the year ended December 31, 2013.

Jeffrey Siegel, Lifetime’s Chairman and Chief Executive Officer, commented,

“For 2014, despite the a continuation of the tough retail environment and a mixed holiday selling season, Lifetime delivered consolidated net sales of $586.0 million and EBITDA of $42.5 million, reflecting the success of our acquisition strategy and international expansion.

“Consolidated net sales increased by $83.3 million, or 16.6%, as compared to consolidated net sales of $502.7 million in 2013. Consolidated net sales included $76.7 million of net sales from Kitchen Craft and other acquisitions that were completed in 2014.

“Net sales for the U.S. Wholesale segment in 2014 were $441.3 million, a decrease of 0.6%, compared to net sales of $444.2 million in 2013. Sales of kitchenware products declined, due to a decrease in cutlery sales under the Cuisinart brand in the current year and decreased sales volume in cookware and novelty kitchenware, offset by increased sales of tableware and home solutions products, including sales of the Company’s Built NY® division, which we acquired in 2014.

“Outside the U.S., wholesale net sales increased by $86.3 million to $125.2 million. Of the increase, $71.9 million represents sales from Kitchen Craft and La Cafetière, which were acquired during the year. The balance of the increase was due to higher sales of tableware products as the impact of higher duties on ceramic products imposed by the European Union in 2013 normalized.

“I am pleased to note that Grupo Vasconia, our Partner Company in Mexico, recorded improvement in both its kitchenware and commercial aluminum businesses. In Brazil, our

Partner Company GS Internacional is making strides in transforming itself into a leader in the mass market and recently was appointed Category Advisor for kitchenware, cutlery & cutting boards at one of Brazil’s largest mass market retailers.

“Our home décor products category has experienced a decline in sales and profit in recent years. We have made some progress in restructuring that business by re-branding a portion of our home décor products under the Mikasa® and Pfaltzgraff® trade names and, more recently, through the acquisition of the Bombay® license for decorative accessories.

“As we move through the early part of 2015, we see many economic trends that we believe will benefit the housewares business overall and our business in particular this year. Among these are:

•	Low oil prices, which should increase the purchasing power of consumers, as well as result in lower raw material costs, especially for plastic resins, an important material for Lifetime;

•	Continued decrease in the U.S. unemployment rate, which will also provide more disposable income for consumers;

•	An excess supply of certain steels in China, which is enabling us to book some products at lower cost;

•	The strong U.S. dollar, which, in effect, lowers the prices Lifetime pays for certain goods, notably crystal, which we source in eastern Europe and which is priced in euros;

•	The return of levels of new household formation to pre-recession levels of approximately one million per year.

“We believe current trends favor large and financially stable manufacturers and suppliers with multiple brands targeted to various age groups, advanced design capabilities and internal drop-ship distribution capabilities. We believe that these manufacturers and suppliers increasingly will be called upon to act as long-term partners by large retailers. Accordingly, we expect a solid year in 2015. We foresee sales increasing by 3-6%.”

Dividend

On Wednesday, March 4, 2015, the Board of Directors declared a quarterly dividend of $0.0375 per share payable on May 15, 2015 to shareholders of record on May 1, 2015.

Conference Call

The Company has scheduled a conference call for Thursday, March 12, 2014, 2015 at 11:00 a.m. ET. The dial-in number for the conference call is (877) 703-6109 or (857) 244-7308 passcode #31412851. A replay of the call will also be available through Thursday, March 19, 2015 and can be accessed by dialing (888) 286-8010 or (617) 801-6888, conference ID #55804783. A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s web site, www.lifetimebrands.com. For those who cannot listen to the live broadcast, an audio replay of the call will also be available on the site.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate comparison of the Company’s operating performance. Management uses this non-GAAP information as an indicator of business performance. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, GAAP measures of performance.

Forward-Looking Statements

In this press release, the use of the words “believe,” “could,” “expect,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements that represent the Company’s current judgment about possible future events. The Company believes these judgments are reasonable, but these statements are not guarantees of any events or financial results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; changes in demand for the Company’s products; shortages of and price volatility for certain commodities; significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and an appropriate level of debt.

Lifetime Brands, Inc.

Lifetime Brands is a leading global provider of kitchenware, tableware and other products used in the home. The Company markets its products under such well-known kitchenware brands as Farberware®, KitchenAid®, Cuisine de France®, Fred® & Friends, Guy Fieri®, Kitchen Craft®, Kizmos™, La Cafetière®, Misto®, Mossy Oak®, Pedrini®, Sabatier®, Savora™ and Vasconia®; respected tableware brands such as Mikasa®, Pfaltzgraff®, Creative Tops®, Gorham®, International® Silver, Kirk Stieff®, Sasaki®, Towle® Silversmiths, Tuttle®, Wallace®, V&A® and Royal Botanic Gardens Kew®; and home solutions brands, including Kamenstein®, Bombay®, BUILT®, Debbie Meyer® and Design for Living™. The Company also provides exclusive private label products to leading retailers worldwide.

The Company’s corporate website is www.lifetimebrands.com.

Contacts:

Lifetime Brands, Inc.	LHA
Laurence Winoker, Chief Financial Officer	Harriet Fried, SVP
516-203-3590	212-838-3777
investor.relations@lifetimebrands.com	hfried@lhai.com

LIFETIME BRANDS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands - except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net sales	$190,034	$164,859	$586,010	$502,721
Cost of sales	120,260	101,542	373,129	315,459

Gross margin	69,774	63,317	212,881	187,262

Distribution expenses	16,134	12,875	54,202	44,364
Selling, general and administrative expenses	35,330	33,846	133,786	114,345
Intangible asset impairment	—	—	3,384	—
Restructuring expenses	—	—	125	367

Income from operations	18,310	16,596	21,384	28,186

Interest expense	(1,658)	(1,256)	(6,418)	(4,847)
Financing expense	(758)	—	(758)	—
Loss on early retirement of debt	(27)	(102)	(346)	(102)

Income before income taxes and equity in earnings	15,867	15,238	13,862	23,237

Income tax provision	(5,473)	(6,182)	(5,825)	(9,175)
Equity in earnings (losses), net of taxes	(1,133)	332	(6,493)	(4,781)

NET INCOME	$9,261	$9,388	$1,544	$9,281

BASIC INCOME PER COMMON SHARE	$0.68	$0.73	$0.11	$0.73

DILUTED INCOME PER COMMON SHARE	$0.66	$0.72	$0.11	$0.71

LIFETIME BRANDS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands - except share data)

	December 31,
	2014	2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,068	$4,947
Accounts receivable, less allowances of $6,663 at December 31, 2014 and $5,209 at December 31, 2013	107,211	87,217
Inventory	137,924	112,791
Prepaid expenses and other current assets	7,914	5,781
Deferred income taxes	—	3,940

TOTAL CURRENT ASSETS	258,117	214,676

PROPERTY AND EQUIPMENT, net	26,801	27,698
INVESTMENTS	28,155	36,948
INTANGIBLE ASSETS, net	103,597	55,149
OTHER ASSETS	4,732	2,268

TOTAL ASSETS	$421,402	$336,739

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of Credit Agreement Term Loan	$10,000	$—
Current maturity of Senior Secured Term Loan	—	3,937
Short term loan	765	—
Accounts payable	28,694	21,426
Accrued expenses	36,961	41,095
Deferred income taxes	2,293	—
Income taxes payable	5,156	3,036

TOTAL CURRENT LIABILITIES	83,869	69,494

DEFERRED RENT & OTHER LONG-TERM LIABILITIES	20,160	18,644
DEFERRED INCOME TAXES	1,485	1,777
REVOLVING CREDIT FACILITY	92,655	49,231
CREDIT AGREEMENT TERM LOAN	35,000	—
SENIOR SECURED TERM LOAN	—	16,688

STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—

Common stock, $.01 par value, shares authorized: 25,000,000; shares issued and outstanding: 13,712,081 at December 31, 2014 and 12,777,407 at December 31, 2013	137	128
Paid-in capital	160,315	146,273
Retained earnings	37,703	38,224
Accumulated other comprehensive loss	(9,922)	(3,720)

TOTAL STOCKHOLDERS’ EQUITY	188,233	180,905

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$421,402	$336,739

LIFETIME BRANDS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year ended December 31,
	2014	2013
OPERATING ACTIVITIES
Net income	$1,544	$9,281
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	286	139
Depreciation and amortization	14,200	10,415
Amortization of financing costs	617	528
Deferred rent	(722)	(962)
Deferred income taxes	(3,757)	(2,275)
Stock compensation expense	4,493	2,881
Undistributed equity earnings	6,724	5,354
Intangible asset impairment	3,384	—
Loss on early retirement of debt	346	102
Changes in operating assets and liabilities (excluding the effects of business acquisitions)
Accounts receivable	(6,209)	10,099
Inventory	(6,354)	(8,207)
Prepaid expenses, other current assets and other assets	(2,063)	(449)
Accounts payable, accrued expenses and other liabilities	(5,153)	9,437
Income taxes payable	(2,747)	(579)

NET CASH PROVIDED BY OPERATING ACTIVITIES	4,589	35,764

INVESTING ACTIVITIES
Purchases of property and equipment	(6,171)	(3,842)
Equity investments	(764)	—
Kitchen Craft acquisition, net of cash acquired	(59,977)	—
Other acquisition, net of cash acquired	(5,389)	—
Net proceeds from sale of property	68	11

NET CASH USED IN INVESTING ACTIVITIES	(72,233)	(3,831)

FINANCING ACTIVITIES
Proceeds from Revolving Credit Facility	278,014	220,222
Repayments of Revolving Credit Facility	(234,067)	(231,959)
Repayments of Senior Secured Term Loan	(20,625)	(14,375)
Proceeds from Credit Agreement Term Loan	50,000	—
Repayments of Credit Agreement Term Loan	(5,000)	—
Proceeds from Short Term Loan	1,645	—
Repayments of Short Term Loan	(880)	—
Payment of financing costs	(2,283)	—
Payments for stock repurchase	—	(3,229)
Cash dividends paid	(2,031)	(1,515)
Proceeds from the exercise of stock options	2,488	1,215
Excess tax benefits from stock options, net	553	613

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	67,814	(29,028)

Effect of foreign exchange on cash	(49)	171

INCREASE IN CASH AND CASH EQUIVALENTS	121	3,076

Cash and cash equivalents at beginning of year	4,947	1,871

CASH AND CASH EQUIVALENTS AT END OF YEAR	$5,068	$4,947

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Reconciliation of GAAP to Non-GAAP Operating Results

Consolidated EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in thousands)
Net income as reported	$9,261	$9,388	$1,544	$9,281
Subtract out:
Undistributed equity (earnings) losses, net	1,364	(332)	6,724	5,354
Add back:
Income tax provision	5,473	6,182	5,825	9,175
Interest expense	1,658	1,256	6,418	4,847
Financing expense	758	—	758	—
Depreciation and amortization	3,572	2,708	14,200	10,415
Stock compensation expense	2,360	750	4,493	2,881
Loss on early retirement of debt	27	102	346	102
Intangible asset impairment	—	—	3,384	—
Contingent consideration	(4,115)	—	(3,450)	—
Restructuring expenses	—	—	125	367
Permitted acquisition related expenses	560	957	2,175	1,056

Consolidated EBITDA	$20,918	$21,011	$42,542	$43,478

Consolidated EBITDA is a non-GAAP measure that the Company defines as net income, adjusted to exclude undistributed equity in (earnings) losses, income taxes, interest, losses on early retirement of debt, depreciation and amortization, stock compensation expense, intangible asset impairment, contingent consideration, acquisition related expenses and restructuring expenses, as shown in the tables above.

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands- except per share data)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Adjusted net income and adjusted diluted income per common share:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in thousands)
Net income as reported	$9,261	$9,388	$1,544	$9,281
Adjustments:
Contingent consideration, net of tax	(2,522)	—	(2,522)	—
Impairment of Grupo Vasconia investment, net of tax	—	—	—	5,040
Grupo Vasconia recovery of value-added taxes	—	—	—	(740)
Impairment of GS Internacional S/A, net of tax	764	—	6,012	—
Intangible asset impairment, net of tax	—	—	2,030	—
Loss on early retirement of debt, net of tax	17	61	208	61
Acquisition related expenses, net of tax	342	574	1,399	634
Financing expenses, net of tax	455	—	455	—
Restructuring expenses, net of tax	—	—	75	220

Adjusted net income	$8,316	$10,023	$9,200	$14,496

Adjusted diluted income per share	$0.59	$0.76	$0.66	$1.11

Adjusted net income in the three months and year ended December 31, 2014 excludes contingent consideration, acquisition related expenses, the loss on retirement of debt, restructuring expenses, intangible asset impairment and impairment of the Company’s investment in GS Internacional S/A. Adjusted net loss in the three months and year ended December 31, 2013 excludes restructuring expenses related to the planned closure of the Fred®& Friends distribution center, acquisition related expenses, loss on retirement of debt, impairment of the Company’s investment in Grupo Vasconia and a recovery by Grupo Vasconia of value-added taxes related to a 2004 tax position.